UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2005

SS&C TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-28430	06-1169696

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT		06095

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 298-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

          On February 25, 2005, SS&C Technologies, Inc. (the “Company”) and Financial Models Company Inc., an Ontario corporation (“FMC”), entered into an acquisition agreement (the “Acquisition Agreement”). The Acquisition Agreement provides for a cash tender offer by the Company for 100% of the outstanding shares of capital stock of FMC at a per share price of CAN $17.70, or an aggregate of approximately CAN $195,500,000 (approximately US $160,000,000).

          The Acquisition Agreement further provides for:

•	customary representations and warranties by the Company in favor of FMC;

•	customary representations and warranties by FMC in favor of the Company;

•	restrictions on the operation of the business of FMC during the term of the Acquisition Agreement;

•	subject to certain exceptions, restrictions on FMC’s ability to, among other things, solicit, negotiate or enter into a competing transaction;

•	subject to certain exceptions, restrictions on FMC’s board of directors’ ability to withdraw approval of the Acquisition Agreement;

•	subject to necessary approvals, the amendment of FMC’s options to purchase FMC common shares (the “FMC Options”) to provide that each FMC Option may be surrendered to FMC in exchange for cash in an amount equal to the product of (1) the number of FMC common shares issuable upon the exercise of the FMC Option and (2) CAN $17.70 minus the exercise price per FMC common share under the FMC Option;

•	customary closing conditions, including the tender of more than 50% of the outstanding shares of capital stock of FMC; and

•	a break-up fee equal to CAN $6.0 million payable by FMC to the Company in connection with the termination of the Acquisition Agreement under the circumstances described in the Acquisition Agreement.

          In support of the transaction, the Company has entered into definitive lock-up agreements with Stamos Katotakis, 1066821 Ontario Inc. and 1427936 Ontario Inc. (entities controlled by Mr. Katotakis), William R. Waters Limited, BNY Capital Corporation, Triax Growth Fund Inc. and Van Berkom and Associates Inc. The locked-up shareholders of FMC hold approximately 91.8% of FMC’s outstanding capital stock. In the event of a third-party offer to purchase FMC’s shares with a premium of more than 20% over the Company’s offer price, the obligations of the locked-up shareholders to tender to the Company are subject to the Company matching or beating such new offer.

          A copy of the Acquisition Agreement is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference as though fully set forth herein. The foregoing summary of the Acquisition Agreement and the transactions contemplated thereby is qualified in its entirety by the complete text of the Acquisition Agreement filed herewith.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

See Exhibit Index attached hereto.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES, INC.

Date: March 2, 2005	By: /s/ Patrick J. Pedonti
Patrick J. Pedonti
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1+	Acquisition Agreement, dated February 25, 2005, between SS&C Technologies, Inc. and Financial Models Company Inc.

+	SS&C Technologies, Inc. hereby agrees to furnish supplementally a copy of any omitted schedules to this agreement to the Securities and Exchange Commission upon its request.